                       ADDITIONAL TERMS AND CONDITIONS

                                  OF

AMENDMENT TO CONTRACT BETWEEN THE STATE OF CONNECTICUT AND
ENVIROTEST SYSTEMS CORP. FOR THE ESTABLISHMENT AND OPERATION OF
MOTOR VEHICLE INSPECTION PROGRAM FACILITIES FOR THE STATE OF
CONNECTICUT, DATED APRIL 14, 1994

1. All words and phrases in this amendment which are capitalized shall have the meanings stated in Exhibit B of the Contract. As used herein, "Contract" means the Contract as amended by this amendment.

     All references in the Contract to "I/M 240" and "I/M 240 testing", beginning with the definition in Exhibit B, page 2 of the Contract, shall be deemed to refer to an alternative enhanced emissions test procedure which the State desires and the Contractor shall undertake to perform on all vehicles for the remainder of the term of the Contract, unless a vehicle is exempted by the Connecticut General Statutes or the DMV Regulations. The said alternative procedure specified by the State, which is intended to produce substantially similar or equivalent results in the identification of vehicles subject to repair requirements, is known as the "ASM 25/25 test."

     The description of the ASM 25/25 test procedures is attached as Exhibit A.

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Changes to such test procedures not having a significant impact upon the cost of performance may be made by agreement of the parties at any time, or from time to time, in accordance with the provisions of Section 15.0A, Exhibit E of the Contract.

     The parties intend to work out the technical specifications of the ASM test after the execution of this amendment. The Contractor has provided such ASM technical specifications to the State for review and approval. The State shall provide written approval of the ASM technical specifications, which shall include any modification the parties reasonably agree to, within ten
(10) days of the effective date of this amendment. The technical specifications agreed upon will be signed by both parties and become part of the Contract. Changes to the technical specifications not having a significant impact upon the cost of performance may be made by agreement of the parties at any time, or from time to time, in accordance with the provisions of Section 15.0A, Exhibit E of the Contract.

     All provisions of the Technical Specifications to the Contract that refer to the I/M 240 test or imply or assume the performance of any elements of the I/M 240 test procedure are deemed to be amended to refer to the ASM 25/25 test. The Technical Specifications shall remain in full force and effect unless they are inconsistent with, or not required for, the performance of the ASM 25/25 test or are expressly modified by the terms and conditions of this amendment.

     Exhibit B Definitions of the Contract is amended to add the following:

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"ASM 25/25--This is the single mode ASM2525 test procedure as specified in section 85.2(d)(2) of the EPA Acceleration Simulation Mode Test Procedure, Emission Standards, Quality Control Requirements, and Equipment Specifications - Technical Guidance (EPA-AA-RSPD-IM-96-2) July 1996. This document and a technical specifications document to be agreed to by the Contractor and the State will also serve as the primary guide for all other ASM specifications, with specific exceptions to references to other ASM modes that are not applicable to the ASM2525."

2. In Exhibit C, page 1, paragraph numbered 1, the third sentence of the Contract is deleted in its entirety and the following is substituted:

    "All existing Lanes shall have the capability for ASM 25/25 testing on January 1, 1998."

3. In Exhibit C, page 2, paragraph numbered 2, of the Contract is deleted in its entirety and the following is substituted.

    "The Contractor shall perform the ASM 25/25 test on all vehicles that are not otherwise exempt in accordance with the Connecticut General Statutes or the DMV Regulations. Such test shall be performed annually on all such vehicles that are model years 1980 and earlier and biennially for all other model years."

4. In Exhibit C, page 2, paragraph numbered 3, of the Contract is deleted in its entirety.

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5.  In Exhibit C, page 2, paragraph numbered 8, of the Contract is deleted in its entirety, and the following is substituted.

    "The State may conduct a program, for the registered owners of fleets of vehicles, known as the Fleet Inspection Program, whereby such vehicles are inspected for emissions compliance at the location where such vehicles are garaged by their owners, subject to State standards and supervision, and are thereby relieved of the requirement to undergo inspection by the Contractor at an official inspection station. However, the number of vehicles removed by the State from testing by Contractor for fleet testing shall not exceed fourteen thousand (14,000) for any consecutive two-year period as measured from the effective date of this amendment. The number removed for the remaining term of the Contract shall, if less than two years, be prorated accordingly. Contractor shall make no claim and the State shall have no liability to Contractor in connection with any fleet inspections removed by the State (a) before the effective date of this amendment, and (b) after the effective date of this amendment except to the extent that the number of vehicles removed by the State for fleet testing exceeds fourteen thousand (14,000) for any consecutive two-year period in which event the Contractor is entitled to be compensated for the number in excess of fourteen thousand (14,000) (or a prorated amount if the remaining term of the Contract is less than two years), such payment to be made

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    at the end of such two-year period within sixty (60) days of Contractor submitting to the State an invoice for such payment. The compensation shall be the average test fee during such period multiplied by such excess number."

6. In Exhibit C, page 4, of the Contract delete the table regarding the description of the network sites and facilities and substitute the table shown in the attached Exhibit B to this amendment.

7. In Exhibit C, page 5, of the Contract delete the first two sentences on the page, concerning a Bridgeport site.

8. In Exhibit C, page 5, paragraph 3.0, of the Contract delete the fourth sentence, in its entirety, concerning a pressure and purge test.

9. In Exhibit C, Table 3.0, following page 5, of the Contract delete the entire content of the table and substitute the table herein entitled "Matrix" (following this page). All references in the Technical
Specifications to On Board Diagnostics shall be changed to On Board Diagnostics II and shall only apply to model years beginning in 1996. All additional changes that are appropriate to conform the Technical
Specifications to On Board Diagnostics II shall be deemed made.

THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

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10.  In Exhibit C, section 5.3, of the Contract add the following at the end of the section:

     "The Contractor also shall be subject to an ATP including the foregoing elements after the effective date of this amendment modifying the enhanced test procedure. The ATP shall include a demonstration of functional capability under actual or simulated field conditions to be specified in more detail on or before October 24, 1997 by the State and made known to Contractor in advance of the start of the ATP. The State will consult with the Contractor concerning the content of the ATP and the State shall only require such procedures that shall be reasonably necessary to assure the functional capability and installation of the ASM25/25 test. The State shall inform the Contractor as to the schedule and locations for acceptance testing, which schedule and locations shall be subject to approval by the Contractor, which approval shall not be unreasonably denied or delayed, and the identity of the officials and/or employees responsible to conduct the procedure and/or render all necessary decisions. Decisions regarding acceptance shall be made at the time or times of administration of testing by such identified officials and/or employees.

11. In Exhibit C, section 8.0, of the Contract the schedule of expenditures for public education on the top of page 17 is deleted and the following schedule is substituted in


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lieu thereof:

"April 1, 1994 - March 31, 1995            $744,124.45 Expended
 April 1, 1995 - March 31, 1996            $426,065.46 Expended
 April 1, 1996 - March 31, 1997            $122,796.46 Expended
 April 1, 1997 - September 30, 1997        $ 70,000.00 Expended (Sept. projected)
 October 1, 1997 - September 30, 1998      $700,000.00
 October 1, 1998 - September 30, 1999      $575,000.00
 October 1, 1999 - September 30, 2000      $162,900.00
 October 1, 2000 - September 30, 2001      $130,000.00
 October 1, 2001 - June 30, 2002           $ 69,113.63
                                           -----------

Total Commitment                         $3,000,000.00"

On page 18, after the phrase "another portion of the program", insert:

     "including, but not limited to, safety inspections of motor vehicles".

On page 18 after the last paragraph, insert the following paragraph:

     "The amounts set forth above represent the total expenditure commitment by Contractor for public information and education, including any amounts carried over from any contracts between the State and Contractor prior to this Contract."

12. In Exhibit D, page 2, section 2.0, of the Contract delete the words "A. Using the Intrusive Test:" and delete subparagraphs "B." and "C." in their entirety, concerning pressure and purge testing. After the fee schedule on the said page 2, insert the following:

     "Notwithstanding the foregoing fee schedule, on the commencement of ASM25/25 enhanced testing, the fee per test payable by the State to the Contractor under the Contract shall be as follows:


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
          CALENDAR YEAR (OR PART THEREOF)             TEST FEE
          -------------------------------             --------
                       1998                            $18.50
                       1999                            $18.88
                       2000                            $19.20
                       2001                            $19.52
                       2002                            $19.84

     If the "gas cap" test, as hereinafter described in this amendment, and specified in the attached Exhibit C, is accepted by the State, the State shall pay Contractor an additional amount of thirty-five cents ($.35) per each such test completed, which Contractor shall pay to Environmental Systems Products, Inc. ("ESP") in accordance with section 10.0 of Exhibit C of the Contract as set forth in paragraph 21 of this amendment and in accordance with the contract between Contractor and ESP."

13. In Exhibit D, page 5, section 2.2, of the Contract add the following to the end:

     "The parties assume (but the State does not guarantee) there are a minimum of 1,130,000 paid tests to be performed each year of the Contract commencing January 1, 1998. Notwithstanding the previous sentence, if, and only if, the State exempts any vehicles from testing by legislation, administrative action or otherwise enacted at any time after the effective date of this amendment, and if any such action causes (a) the volume to be less than 1,130,000 for such year


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     or (b) a volume that is below 1,130,000 for such year to be reduced even further, then the Contractor is entitled to an equitable payment to compensate it for the reduction in such tests due to such State action. Any such equitable payment shall be made on an annual basis within sixty (60) days of Contractor submitting to the State an invoice for such payment. The volume of paid tests shall be prorated for any period that is less than one year."

14. In Exhibit E, page 11, section 9.0, of the Contract delete the sixth paragraph in its entirety, concerning emissions stickers and registration denial, and substitute the following in lieu thereof:

     "The State will use its best efforts throughout the term of the Contract to enforce emissions testing compliance by issuing a notice of suspension of the registration of each vehicle which does not either (a) appear for testing in accordance with its assigned schedule or (b) receive a compliant test result within the time framework allowed, and then suspending the registration of such vehicle which does not comply with such notice, such notice of suspension to be based on all data available to the State including data required to be furnished by the Contractor regarding vehicles which do not appear for testing in accordance with their assigned schedule or receive a compliant test result."

15. In Exhibit E, page 12, section 9.0, of the Contract delete the following sentences:

     "The State will lease a parcel of land in the Bridgeport area to Contractor which


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     will be adequate for construction by Contractor of the Bridgeport area station referenced in Contractor's Technical Specifications. Contractor shall lease the land from the State for One Dollar ($1.00) per year."

16.  In Exhibit E, section 10.1. A, page 13, of the Contract delete
"sixty (60) calendar days" and substitute "thirty (30) calendar days" in lieu thereof.

     In Exhibit E, section 10.1. A, page 14, of the Contract delete the last sentence and substitute:

     "The later of thirty (30) calendar days after receipt of such Notice of Default by the Contractor or the date of termination set forth in such Notice of Default, this Contract shall terminate."

17. In Exhibit E, section 10.1. A, page 15, of the Contract the following shall be inserted after the end of subsection B:

     "C. The State waives any right it may have to terminate the Contract pursuant to Section 10.1 arising out of a claimed default or any facts that pertain to such claimed default occurring or arising prior to the effective date of this amendment, regardless of whether the State is at the time of this amendment aware of such claimed default or facts. The State does not waive, however, any claim it may have for damages arising out of a claimed default or any facts that pertain to such claimed default occurring or arising prior to the effective date of this amendment, it being the intent


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          of this subsection C only for the State to waive its right to terminate the Contract for any such prior claim, not for the State to waive its right to pursue any other remedies it has for such default by Contractor."

18. In Exhibit E, section 10.2. A, page 15, of the Contract the following shall be inserted after "subsection 10.1, above,"

     "the State shall have the option to acquire or cause a subsequent contractor to acquire the VIP facilities and other assets of the VIP program by giving written notice to Contractor not less than thirty (30) days prior to the termination of this Contract. If the State so exercises such option,"

19. Exhibit E, section 10.2. B, page 16 and 17, of the Contract shall be deleted and replaced by the following:

     "B. If the State terminates this Contract under subsection 1O.1, above, and the State exercises its option to purchase under subsection 10.2A, above, then on the date of termination, the State or a subsequent contractor shall:

          1. Pay to the Contractor an amount equal to twenty (20) percent of the values for the land, buildings, equipment, tools and inventory transferred or assigned by the Contractor pursuant to 10.2.A.2 and 10.2.A.3, above. These values shall be those specified in subsections 11.O.B.2, 3, 4, 5, 6 and 7.

          2.   Assume and pay an amount equal to twenty (20) percent of the


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               value of all obligations of the Contractor under all leases assigned to the State or to a subsequent contractor pursuant to 10.2.A.4, above.

          3. Pay to the Contractor an amount equal to twenty (20) percent of the values for the cost as determined using the Last-in, First-Out ("LIFO") inventory valuation method of all supplies and materials conveyed, transferred, and assigned pursuant to 10.2.A.5, above.

          4. Assume all obligations of the Contractor with respect to uncompleted contracts that are commercially reasonable and are assigned pursuant to 10.2.A.6, above.

          5. The State may, at its option, require the Contractor to incur costs for effecting the orderly transfer of the operations of the inspection facilities. Such costs may include, but are not limited to, the cost of training State or subsequent contractor personnel in the use of the inspection facilities and equipment and computer software. In the event that the Contractor incurs costs as herein described, the State shall reimburse the Contractor for such costs."

20. In Exhibit E, section 18.0 of the Contract beginning on page 31, delete "January 1, 1996" near the top of page 32, and substitute "thirty (30) days from the date of commencement of ASM 25/25 testing" in lieu thereof.


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21.  The Contract is hereby supplemented by the addition of the following new sections in Exhibit C of the Contract:

     "9.0 NETWORK AND FACILITIES

     Contractor shall provide equipment and properly staff and operate a network of not less than twenty-five (25) stations. As provided in paragraph 6 of this amendment and in Exhibit B to this amendment, the Contractor shall not be required to operate a new station in the Town of Stamford, but shall, subject to the provisions of Section 3.0 of Exhibit E of the Contract, acquire a site and construct and operate a facility in a proximate location in Fairfield County, which location shall be made known to the State and shall be subject to the approval of the State. The facility shall contain seven (7) lanes unless the parties otherwise agree.

     By no later than December 31, 1998, unless the State agrees in writing to extend such time, if the facility is not operational or in substantial progress regardless of the reason therefor, the State has the right, subject to paragraph 22 of this amendment, to seek equitable adjustment in the test fee set forth in paragraph 12 of this amendment, which test fee has been agreed to, in part, on the basis of Contractor's operation of a 92 lane network, so long as in the determination of such equitable adjustment, all network and operation issues relating to incremental expenditures undertaken by Contractor in performance of the Contract are taken into account if such expenditures arise out of the absence of the Fairfield County facility and/or Lanes.


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     When the aforesaid new station in Fairfield County is operational, the
Contractor shall be permitted to close the existing station in Norwalk.

     "10.0 PURGE AND PRESSURE TESTING: GAS CAP TEST

     The substantially non-intrusive purge and pressure test, as referenced in Exhibit D, section 2.0, of the Contract shall not be performed by the Contractor, nor shall the State be required to pay the higher test fees for the said test as set forth in subsection B of said section. In addition:

     (a) The substantially non-intrusive purge and pressure test component of the enhanced inspection procedure, as specified in Exhibit D, section 2.0 of the Contract, was approved for use by the State on August 1, 1994, in accordance with a letter of said date from the State Commissioner to Envirotest. The Contractor was directed by the State to acquire expeditiously the necessary rights, equipment and capability to perform the said test, and pursuant to such direction the Contractor entered into a certain license agreement with its subcontractor, ESP. In accordance with the terms of the said agreement, the Contractor incurred certain direct charges and expenses, and both the Contractor and its subcontractor incurred substantial costs concerning the design, assembly, delivery and installation of necessary equipment, which costs have been disclosed to the State.

     In full reimbursement for any and all expenditures and costs directly or indirectly related to the substantially non-intrusive purge and pressure test as previously


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specified, and for the change in the Contract requirements made by this amendment to eliminate the substantially non-intrusive purge and pressure test as previously specified, the State agrees to pay to the Contractor the sum of five hundred thousand dollars ($500,000) within forty-five (45) days of the effective date of this amendment.

     (b) Contractor shall perform the so-called "gas cap" test component of vehicle fuel system vapor integrity, as specified in the attached Exhibit C. The Contractor shall perform this test on all vehicles subject to emissions inspection requirements in accordance with the above Test Matrix. The Contractor shall administer the "gas cap test for the remainder of the term of the Contract and shall commence no later than the start-up date of the ASM 25/25 enhanced procedure, subject to the provisions of subsection (d) of this section.

     (c) The payment by the State of the amount as stated above in subsection (a) of this section is expressly conditioned on (i) the presentation to the State and approval by the State of an amended, executed license agreement with the above-mentioned subcontractor, evidencing the right of the Contractor to use the equipment and technology for the "gas cap" test specified in the attached Exhibit C, (ii) the successful completion of an acceptance test procedure and approval by the State to implement the "gas cap" test, and (iii) the furnishing to the State by ESP of a release releasing the State from any and all actions, suits, or claims of any kind, whether at law or in equity in any forum which ESP may have in connection with the Contract, the license


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agreement (both original and amended) and/or otherwise.  Nothing herein shall be construed as an admission by the State of any liability to ESP.

     (d) If the "gas cap" test is implemented prior to the start-up date of the full ASM 25/25 procedure, then as compensation for fully performing the test the State shall begin payment to Contractor of the amount of thirty-five cents ($.35) per each such test completed as provided above in paragraph 12 of this amendment, which Contractor shall pay to ESP in accordance with the contract between Contractor and ESP.

     11.0 WAIT TIME SYSTEM AND PERFORMANCE STANDARD

     The Contractor shall install and utilize a system and methodology for the accurate calculation of wait times at stations, based, in part, on an algorithm assigning an arrival time to each vehicle for which actual time is not captured. Said system and method is more particularly described in a letter to Mr. Peter Rosso of the State from Mr. Jeffrey A. Barth of the Contractor, dated June 19, 1996, attached as Exhibit D. In accordance with the attached Exhibit D and notwithstanding said Exhibit referring to a different test procedure, the Contractor represents and warrants that the method provides accurate calculation of wait times for the purpose of contract compliance and enforcement, including, without limitation, the Commissioner's enforcement rights under section 18, Exhibit E of the Contract and the assessment of liquidated damages, under section 19.A, Exhibit E of the Contract. Contractor shall install the system to be utilized and make it fully operational at every station on the start date of ASM 25/25 testing, and


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thereafter for the remaining term of the Contract.  The wait time system shall be subject to an acceptance test procedure as set forth above.

     12.0 START-UP OF ENHANCED TESTING

     As used in this section 12.0, the phrase "Lane functionality" means demonstration of the functional operation and interaction of Lane emissions inspection equipment and the corresponding data processing hardware and software system that supports emissions testing. As used in this section 12.0, the phrase "host functionality" means demonstration of the functional operation of the separate and distinct set of hardware and software that is the central site for data collection, control and processing for the entire network of stations and Lanes.

     Contractor shall be prepared for lane and host functionality acceptance testing of the ASM 25/25 procedure no later than thirty (30) days prior to the start of the system wide, full function performance of the ASM25/25 test for the public. As soon as the State accepts, in writing, the lane and host functionality, it may direct the Contractor to start system wide, full function performance of the ASM 25/25 test for the public as of a date certain, which date shall not be earlier than January 1, 1998. If the Contractor fails to commence such system-wide ASM 25/25 testing in each of the Lanes as of the said date certain, the Contractor shall pay as liquidated damages, in accordance with the provisions of the introductory paragraph of
Section 19.0 and the provisions of Section 19.0B of Exhibit E of the Contract, the sum of six hundred and fifty dollars


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($650.00) per Lane per day for each day after such date certain that any such
Lane is not performing ASM 25/25 testing.

     13.0 SERVICE TO THE PUBLIC

     For the purposes of Exhibit C, section 11.0, of the Contract, (as contained in paragraph 21 of this amendment) the station and all Lanes at:

     (a) Taftville/Norwich shall be excluded from all wait time calculations and standards for so long as safety inspections are performed by the Contractor at that station; and

     (b) Darien and Norwalk shall be excluded from all wait time calculations and standards until such time as the seven (7) lane facility in Fairfield County, which has not yet been identified, shall be operational. If, despite good faith efforts by Contractor, on December 31, 1998 there is no property in Fairfield County that is in the process of being permitted or zoned or has received its permits or been rezoned for a seven (7) lane facility, the parties agree to then negotiate in good faith a mutually acceptable amended wait time calculation and standard to be applicable to the Norwalk and Darien stations. If no such agreement is reached between the parties, then the matter shall be resolved in accordance with the provisions of Section 12.0 of Exhibit E of the Contract.

     These exclusions shall not relieve the Contractor of responsibility to continue to use reasonable efforts to avoid habitual and excessive delays at the above-mentioned


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facilities; to maintain an operational wait time system at the facilities, in accordance with Exhibit C, section 11.0 of the Contract (as contained in paragraph 21 of this amendment) to comply with section 3.K.6 of the Technical Specifications; and to keep the public entering the facilities informed as to estimated wait times, as provided by the Contract. With respect to all other facilities and Lanes, the provisions of Exhibit E, sections 18.0 and 19.0, of the Contract shall remain in full force and effect.

     14.0 DATA PROCESSING SYSTEM

     Contractor shall furnish and maintain an updated software application and support for data access and reporting of all vehicle test record (VTR) and waiver file information, as well as the following data: maintenance, repair, quality control and quality assurance. In addition to the data elements currently supplied on the weekly report, a/k/a, the "state tape", Contractor shall include the additional data elements stated in the attached Exhibit E.

     Within thirty (30) days after the effective date of this Amendment, Contractor and the State shall agree to a schedule for the State to provide to Contractor on a biweekly basis additions, deletions and modifications to the vehicle registration data base.

     In order for the State to carry out its responsibility to suspend motor vehicle registrations, as provided in paragraph 14 of this amendment, with respect to the owners of vehicles who do not appear for testing as scheduled or who do not receive a compliant test result within the time frame allowed, the Contractor will maintain a


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computerized record of all vehicles subject to program testing, on magnetic tape or other computer media as may be agreed to by the State and Contractor. This record will include test due dates. Any vehicle which does not receive a compliant test result within the time frame allowed will be "flagged." A current and updated list of these non-compliant vehicles will be provided to the State not less than once every two weeks by magnetic tape or other computer media.

     15.0 PAYMENT FOR CONVERSION TO ALTERNATIVE ENHANCED TEST

     Any reimbursement which the Contractor may claim for costs or reimbursement attributable to developing, or the conversion to, any alternative enhanced test shall be deemed included within the test fees payable in accordance with Exhibit C, section 10.0 of the Contract (as contained in paragraph 21 of this amendment).

     16.0 CONTRACTOR STAFFING LEVELS

     Contractor shall under the terms of the Contract and the requirements of
Section 14-164c (e)(B) of the Connecticut General Statutes, maintain at all times adequate staffing levels, including necessary management and supervisory personnel, to assure the timely performance of all responsibilities of the Contract.

     17.0 PROVISION OF SPACE FOR REGISTRATION TRANSACTIONS

     Within thirty (30) days after the effective date of this amendment, the Contractor shall present a plan to the State concerning the assignment of office space in designated emissions stations for the purpose of conducting transactions with the public

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                                                             [Illegible] ENV
                                                             ---------------
relating to vehicle registrations and renewals. The plan shall include a recommendation by the Contractor concerning the identification of the stations which are most suitable for this purpose. The parties shall discuss any start-date or dates for the commencement of any of such transactions.
The State shall be responsible for the cost of equipment and any furnishings which the State may desire to be used at each designated facility.

     18.0 FUTURE PURGE AND PRESSURE TESTING: OTHER NEW TEST PROCEDURES

     If the Federal Environmental Protection Agency approves and advises the performance of purge and pressure testing, or the performance of any modification or variation of the said tests, or the performance of any test procedure or change in test procedure for the inspection of motor vehicles not specified under the provisions of this amendment, and in the event the State of Connecticut, Department of Environmental Protection advises the need to perform any such test or tests, the Contractor shall implement any such change or changes upon reasonable notice by the State, based upon the change order provisions of section 15.0 of Exhibit E of the Contract.

     19.0 GUARANTEE OF EQUIVALENT ENHANCED TESTING PERFORMANCE

     Not earlier than January 1, 2000, Contractor agrees to take such Alternative Measures, as defined in this section 19.0, selected, at Contractor's sole election, from among those specified in this section 19.0 as are necessary to supply the SIP Credit Amount, as defined in this section 19.0, within six (6) months after January 1, 2000.

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

     The SIP credit amount ("SIP Credit Amount") shall be defined as that amount of tons of hydrocarbon per year up to no more than 744 tons of hydrocarbon per year (less the credit set forth in the last paragraph of this section 19.0), which in the judgment of the State, either in combination with, and/or in whole or partial substitution for, other control measures, is necessary to meet the State's obligation for hydrocarbon emission reductions in the State Implementation Plan or any proposed revision thereto.

     The following are the alternative measures ("Alternative Measures"):

     (a) Implementation of as much of the remote sensing program as is necessary to provide the SIP Credit Amount.

     (b) Supply the SIP Credit Amount in any other way allowed under EPA rules or guidelines or otherwise acceptable to EPA (for example, purchase of emissions reduction credit).

     (c) Implement the CT93 test method, or other test method chosen by Contractor which is acceptable to the State, as necessary to provide the SIP Credit Amount.

     Contractor will receive a credit against the SIP Credit Amount as a result of having performed the ASM 25/25 test on vehicles of model years 1980 and earlier. Such credit will be determined by the State through the use of the most current EPA MOBILE model.

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                                                             ---------------

     20.0 TESTING FOR NOx VERSUS NO

     Contractor will not test for NOx but will commence testing for NO on the start-date for the ASM 25/25 test in accordance with the requirements for the ASM25/25 as set forth in the EPA Acceleration Simulation Mode Test Procedure, Emission Standards, Quality Control Requirements, and Equipment Specifications - Technical Guidance (EPA-AA-RSPD-IM-96-2) July 1996.

     21.0 ADDITIONAL SERVICES

     To the extent not prohibited by law, the Contractor may, subject to the prior approval of the State Representative, provide to the Customer additional services, provided, however, that such services are offered on a voluntary basis and do not cause the Contractor to fail to meet its service to the public requirements or any other obligations of Contractor under the Contract.

     22.0 INSPECTORS AND INSPECTOR FUNCTIONS

     As of January 1, 1998, the functions that have been performed by inspectors for the State, who are working in the facilities, shall in accordance with this Section and the revised Technical Specifications, unless otherwise provided herein, be performed by Contractor at all facilities during working hours:

     (a) EMOO CHECK: verify emissions testing status and test schedule if vehicle arrives with no emissions sticker or sticker with questionable validity;

     (b) REG CHECK: verify proper registration of vehicle if vehicle arrives with no

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                                                             ---------------
registration or registration is questionable and refer improperly registered vehicles to a State DMV office;

     (c) WINDSHIELD REPLACEMENT STICKER: provide and affix replacement sticker where windshield has been replaced or a sticker has been stolen or is missing after verifying previous test record documentation and registration status;

     (d) PROGRAM CAR VIN VERIFICATION: verify VIN after dealer safety inspection where vehicle part of dealer lease program, is less than 2 years old, has less than 24,000 miles, and make of vehicle is same as that of franchise dealer;

     (e) LATE FEE WAIVER: determine waiver of late fee based on military, medical, mechanical and out-of-state exemptions only;

     (f) EMISSIONS WARNING TICKETS: tell vehicle owner to follow directions on back of warning form;

     (g) AFFIDAVIT OF EMISSIONS COMPLIANCE: when the car needs to be registered and there is no VIR and owner needs proof that the car has passed emissions, owners are to be sent to Wethersfield DMV office or other places as directed by the DMV.

     (h) ON-LINE VIN VERIFICATION: verification of VIN on vehicles that are from out of state and have been inspected by a dealer;

     (i) NEW VEHICLE STICKERS: issuing of new vehicle emissions stickers to replace the stickers issued on purchase of car;

     (j) EXEMPT STICKERS: issuance of exempt stickers on request of vehicle owners for

                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------
vehicles over 25 years old, weighing over 10,000 pounds, or otherwise exempt from emissions test requirements; and

     (k) ISSUING WAIVERS: for vehicles failing twice, determine validity and cost of repairs done, determine visually the integrity of the vehicle's emission system and issue waivers when appropriate, including the issuance of waiver stickers.

     All costs, including, but not limited to, equipment costs, associated with the performance of the above-listed functions shall be the responsibility of Contractor.

     For the performance of the above listed functions, the State shall pay Contractor the following amounts:

          CALENDAR YEAR (OR PART THEREOF)            AMOUNT PAYABLE
          -------------------------------            --------------
                         1998                           $      0
                         1999                           $515,000
                         2000                           $530,450
                         2001                           $546,364
          January 1 2002 through June 30, 2002          $281,377

Each such amount shall be due and payable not later than June 30th of the calendar year in which the amount is earned.

     23.0 INSPECTOR TRAINING

     As part of the process of utilizing the ASM25/25 test procedure, the inspector lane training program will be 30 hours in duration in accordance with the plan attached


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

as Exhibit F, which Exhibit and this section 23.0 will be deemed to modify the Technical Specifications.

     Each inspector performing the waiver function set forth in Exhibit C, section 22.0(k) of the Contract (as contained in paragraph 21 of this amendment) shall be trained in accordance with the plan attached as Exhibit G. It is the intent of this plan that Contractor will have certain of its employees trained to perform the functions required, who shall then in turn be responsible for training the employees of Contractor who are to be perform such function.

     24.0 MECHANICS HOTLINE

     The full cost of the mechanics hotline and of the providing of such service as set forth in the Technical Specifications shall be borne through a use fee paid by the mechanics who use the hotline. Contractor anticipates subcontracting this entire function to an independent third party, and if it does so, such use fee charged to the mechanics shall include no markup by Contractor. The subcontract will be based on good faith negotiations between Contractor and the subcontractor with a view toward achieving a quality service at the lowest reasonable cost.

     If any portion of such function is not subcontracted, the use fee charged to the mechanics shall be only the actual costs without any markup for profit or overhead. In such event the State shall have the right to audit the relevant books and records of Contractor at reasonable times with reasonable notice. If the State is not satisfied that


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

there is no markup for profit or overhead as a result of such audit, then the State Representative may direct an appropriate change to insure that Contractor is not making any profit or overhead and may seek other relief that is warranted under the circumstances.

22. All terms of this amendment shall apply prospectively from the effective date hereof, and shall have no effect whatsoever on the obligations of performance, rights, claims or liabilities of the parties to one another arising under the Contract before the said effective date. All provisions of the Contract not specifically amended or superseded by the provisions of this amendment shall remain in full force and effect. The parties acknowledge that there are claims between them, which are the subject of pending arbitration. Neither party relinquishes any rights to claim reimbursement or other remuneration with respect to such claims except for the claim by Contractor regarding fleet waivers issued prior to the date of this amendment as set forth in paragraph 5 of this amendment.

23. This amendment shall not become effective unless and until it is approved by the Office of the Attorney General of the State of Connecticut.


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





[LOGO]  ENVIROTEST                                               [LOGO]
        SYSTEMS                                               CONNECTICUT
                                                            WORKING TOGETHER
                                                                  FOR
                                                               CLEAN AIR

-------------------------------------------------------------------------------
                          ASM2525 TEST PROCEDURES
-------------------------------------------------------------------------------


                                 EXHIBIT A

[LOGO]  ENVIROTEST                                               [LOGO]
        SYSTEMS                                               CONNECTICUT
                                                            WORKING TOGETHER
                                                                  FOR
                                                               CLEAN AIR

-------------------------------------------------------------------------------
                       ASM TESTING PROCESS FOR CTVIP
-------------------------------------------------------------------------------


The inspection lane consists of three inspection positions. Each lane is capable of testing diesel vehicles, one opacity meter is utilized for every two lanes. The inspection process will be conducted according to written Standard Operating Procedures (SOP). The SOP defines the sequence of inspection events, the pass/fail/rejection determination for visual inspections, basic equipment operating processes, fee collection procedures, handling and security of stickers, certificates and forms and customer relations. The detailed lane procedures, as well as inspector training material will clearly state the conditions which will make a vehicle unacceptable for testing. For example, no vehicles will be tested if unregistered, carrying explosive materials, leaking fluids, gross exhaust leaks, excessive smoke or any other situation which would make a vehicle unsafe for testing. One exception would be if a vehicle comes to us with under inflated tires, Envirotest will provide tire inflation equipment at position 1 so that the tires could be inflated to 35 p.s.i. to make the vehicle safe to test. The test procedures as they relate to the inspection process for each position are summarized below:

     As the vehicle enters the lane, it is visually inspected for conditions that would prevent a vehicle from receiving a valid and safe inspection (overheating, gross fluid leaks, etc.)

     The motorist is then instructed to secure the vehicle in park/neutral and to set the parking brake

     The inspector checks for tampering (gas cap on all vehicles & catalytic converters on 1981 & newer vehicles)

     The inspector the validates the documents to the vehicle

     When the vehicle to be tested is a rear wheel drive vehicle, the customer is informed that they may drive the vehicle an the dyne and are told to remain in position 1 until the inspector has completed data entry. Then the driver is guided to position 2.

     If the vehicle is front wheel drive the inspector then has the customer(s) exit the vehicle and escorts the customer(s) to the waiting booth and enters the data at the position 1 p.c.

     If any animals are with the customer, the customer is made to exit the building and told to wait in a designated area until the inspector calls for them

     At position 2, the vehicle is secured, and centered on the dyne and a cooling fan is put in place

     The test sequence is begun and the vehicle is then driven on a drive trace

     When the vehicle is driven on the drive trace, exhaust plume is taken into the analyzers and is analyzed for pollutants on pass/fail criteria established by the p.c.

     When the drive trace is completed the test equipment is removed and the vehicle is driven to position 3

     At position 3 the vehicle is secured and a gas cap leak test is performed

     Upon gas cap leak test results, the inspector is prompted to collect the appropriate test fee and late fee (if applicable) and point out the fee to the customer so there are no discrepancies

     The Vehicle Inspection Report (VIR) is generated and the proper sticker is assembled

     The VIR is then given to the customer along with any fail brochures/repair data that are required and the sticker is affixed to the windshield with a squeegee

     When the customer is satisfied they are given a farewell and asked to exit the inspection lane

[LOGO]  ENVIROTEST                                               [LOGO]
        SYSTEMS                                               CONNECTICUT
                                                            WORKING TOGETHER
                                                                  FOR
                                                               CLEAN AIR

-------------------------------------------------------------------------------
                      ASM EMISSIONS TESTING PROCEDURES
-------------------------------------------------------------------------------

                                POSITION #1
                                INSPECTOR A

Perform Pretest safety checks: Fuel leaks, excessive fluid leaks, condition of tires or other obvious safety hazards
Stop vehicle with the back end and tailpipe OUTSIDE of building
Greet customer (leave customer in vehicle until proper step)
Secure vehicle, (Park, Neutral, Parking Brake) IGNITION ON (Request gas cap door opened or unlocked)
Identify which vehicles need to be tested (most often identified by IPER, registration and / or fuel type)
Check for gas cap presence, catalytic converter presence
VERIFY DOCUMENTS TO VEHICLES ENTIRE VIN (registration, previous Fail VIR or title) & THE VEHICLE PLATES
Actual odometer reading (thousands), sticker expiration from existing sticker on vehicle & record information
Notify customer of test fee and late fee, if applicable
If the vehicle is rear wheel drive the driver is informed that they may drive the vehicle on the dyne and are instructed to remain in the vehicle while the inspector completes data entry
If the vehicle is front wheel drive, the driver is instructed to turn the ignition off leave the window open and take with them any valuables in the vehicle
Escort customer into booth (video, pamphlets, observe test, stay in booth until inspector calls for them)
Direct customers with animals to remove them outside the station (LEADS & CHOKERS ARE PROVIDED)
Data entry (vehicle information from registration entered at Position 1 PC):

     VIN
     Mileage
     IPER information
     Test sequence number
     License plate
     State vehicle is from
     Class code
     Make
     Model

     Year
     Vehicle type
     Fuel type
     Weight
     Cylinders
     Engine displacement
     Transmission
     Drive wheels
     Traction control (y/n)
     Wheel base (4WD)
     Customer type
     Employee number & p.i.n.


Gas cap & catalytic converter screen
Proceed to position 3 to perform gas cap leak test
Initiate pressure test
Remove gas cap equipment & re-install gas cap when leak test is complete Point out fee due screen to customer
Collect fee & enter fee data
Escort customer back to vehicle
Scrape off sticker and clean windshield
Enter sticker data & assemble sticker
Print VIR & obtain fail brochures & repair lists if applicable
Apply sticker to vehicle w/squeegee
Present p/f VIR to customer w/brief explanation
Proceed to position 1

                                  INSPECTOR B

Walk to position 1 Enter vehicle
Drive to Position 2 and center vehicle on dyne
Verify vehicle on screen is vehicle you are in Lower lift w/clicker
Secure vehicle (park/neutral, parking brake) exit vehicle
Chock non - drive wheel, front & back
Position probe in exhaust pipe using dual adapter if applicable
Enter vehicle
Remove parking brake if applicable & center vehicle on rollers
Begin test w/clicker
Drive trace
Stop vehicle when prompted
Secure vehicle
Remove test equipment (probe, chocks, etc,)
Enter vehicle and move to position 3
Secure vehicle and exit
Return to position 1

                                  EXHIBIT B
                       Assignment of Emissions Sites

 Site No.          Address               Number of Lanes
--------------------------------------------------------
   1        Norwalk Station*                 2
            6 Willard Road
            Norwalk, CT 06851

   2        Danbury Station                  5
            14 Plumtrees Road
            Danbury, CT 06810

   3        Waterbury Station                4
            2038 Thomaston Avenue
            Waterbury, CT 06720

   4        Winsted Station                  2
            154 Torrington/Winsted Rd.
            Winchester, CT 06098

   5        Stratford Station                5
            885 Woodend Road
            Stratford, CT 06497

   6        North Haven Station              7
            25 Stillman Road
            North Haven, CT 06851

   7        Willington Station               2
            81 River Road
            Willington, CT 06279

   8        Farmington Station               4
            1536 New Britain Avenue
            Farmington, CT 06032

   9        Middletown Station               2
            1885 S. Main St. (Rt. 17)
            Middletown, CT 06457

  10        Old Saybrook Station             2
            5 Custom Park Drive
            Old Saybrook, CT 06475

  11        Brooklyn Emissions Station       2
            15 South Main Street
            Brooklyn, CT 06234

  12        East Hartford Station            4
            160 Tolland Turnpike
            East Hartford, CT 06108

  13        Groton Station                   2
            479 Gold Star Hwy. (Rt. 184)
            Groton, CT 06340


 Site No.          Address               Number of Lanes
--------------------------------------------------------
  14        East Windsor Station              3
            North Road (Rt. 140) Road
            East Windsor, CT 06088

  15        Taftville/Norwich Station         2
            520 Norwich Avenue
            Taftville, CT 06380

  16        Bloomfield Station                3
            110 Granby Street
            Bloomfield, CT 06002

  17        Newington Station                 4
            261 Pascone Place
            Newington, CT 06111

  18        Darien Station                    5
            I-95 Southbound
            Darien, CT 06820

  19        Beacon Falls Station              2
            37 Lancaster Drive
            Beacon Falls, CT 06403

  20        Bridgeport Station                7
            44 River Street
            Bridgeport, CT 06604

  21        Thomaston Station                 3
            401 McMahon Drive
            Thomaston, CT 06787

  22        Manchester Station                5
            161 Sheldon Road
            Manchester, CT 06045

  23        Southington Station               5
            64 Robert Porter Road
            Southington, CT 06489

  24        East Lyme Station                 3
            15 Capitol Drive
            East Lyme, CT 06333

  25        North Windham Station             2
            4 Commerce Drive
            North Windham, CT 06256

  26        Norwalk II Station                5-7
            TBD

*Site #1 will be removed from the network if site #26 is constructed with seven lanes

                               EXHIBIT C

                               ESP TESTS

ESP EVAPORATIVE SYSTEM INTEGRITY (PRESSURE) TEST

     This test checks the integrity of the gas cap on a special test rig. The test is covered by Patent Application No. 08/059,630, filed May 10, 1993, entitled "Automated Testing of Fuel Vehicle Caps."

     The ESP System will enable performance of the Evaporative System Integrity Test in a substantially non-intrusive manner, as follows:

     (a) The gas cap is removed from the vehicle and placed on a cap test rig which is comprised of adaptors for different types of gas caps. Compressed air is applied to the gas cap and to an air reservoir until the test level (28 inches of water) is reached. Then the air supply is automatically closed, and the ESP Equipment monitors the pressure decay for approximately 15 seconds. The pressure decay measurements can be displayed in graph and/or numerical form on a computer monitor and/or on a computer print out.

REQUIRED INTERFACES

     The ESP System requires mechanical and electrical interfaces to the test lane system, as follows:

     (a) compressed air supply for the gas gap test;
     (b) 115 VAC 60 Hz for the ESP Equipment;
     (c) RS232C interface between the test lane system and the ESP Equipment; and
     (d) mutually developed evaporative system displays and prompts on the test lane monitors.

[LOGO] Envirotest                  EXHIBIT D         Envirotest Systems
       Systems
                                                     60A Weston Street
                                                     Hartford, Connecticut 06120
June 19, 1996                                        203/278-9203
                                                     FAX: 203/278-9206


Mr. Peter Rosso
Director of Emissions
Department of Motor Vehicles
60 State Street
Wethersfield, CT 06109

Dear Peter:

Let me take this opportunity to express our sincere appreciation to you and the many people in the Department who have sent flowers, wrote letters and made calls inquiring as to the health of Larry Taylor. It was a display of kindness that may never make the HARTFORD COURANT, but was far more important to all of us here than any negotiation can or will ever be and we thank you and your colleagues for their genuine concern.

We appreciate the opportunity to provide the Department of Motor Vehicles with the following responses to the outstanding issues as discussed in our negotiations on Thursday, June 6, 1996.

1.  WAIT TIMES

ISSUE: The Department has requested a description of the LPR system, an analysis of the formula we are recommending for the determination of wait time performance and a schedule for implementation.

RESPONSE:     The LPR system proposed for the CT93 program is no different than the LPR system proposed for the I/M 240 system except for the modifications the Department is requesting to assign estimated wait times.

As originally designed, the I/M 240 LPR system met all the U.S. EPA requirements to provide second-chance testing for vehicles failing the initial test that had waited more than 20 minutes in the queue. To meet the EPA guidelines, unmatched plates were assumed to be waiting 20 minutes and received a second chance. However, matched plates with less than 20 minutes in queue were not given a second-chance test. One of the new improvements to the CT93 test is that every vehicle which fails the initial test will now be provided an automatic second-chance test regardless of the amount of time spent waiting in the queue. The new test will provide additional preconditioning regimen for vehicles failing the initial test a more fair and equitable system.

The Department indicated its desire to have the ability to assign specific wait times for every vehicle. To determine if we could meet the Department's objective, an extensive analysis was performed on more than 6,400 vehicle test records in Colorado. This is applicable because the equipment is identical to that installed in Connecticut.

Side-by-side testing comparing the LPR data collection system to that of the manual (ticket-taking) data collection system was performed. The study used manual entry of arrival and test times at Position One from time-stamped tickets distributed at the same location as the LPR, Data sets were collected and analyzed during both peak and off-peak traffic flow conditions. All data points were then refined to calculate the average two hourly wait times as determined by the LPR and time-stamped tickets.

The results of this analysis confirmed an extremely high correlation between the manual data collection systems, and the LPR data collection system. A scatter plot of the two systems average wait time revealed a good linear relationship with a slope where the LPR system time = 1.0221 x (the manual data collection system time) the fit was reflected in an R SQUARED value = 0.9125. The data comparison actually revealed, on average, the LPR system had slightly HIGHER estimates of wait times than the manual ticket system. Importantly, the scatter plot of the differences in times versus the percentage of plates matched also confirmed no apparent degradation in the accuracy of the LPR estimated times even if the capture rate dropped to 35% (current matches in Connecticut exceed 52%).

Based on these findings the State of Colorado accepted the LPR data collection system to determine the overall wait times in order to assess station performance in light of contract requirements.

To further support the conclusions from the Colorado test, we conducted an analysis on the records of 111,134 vehicle tests performed last month in Connecticut. More than one out of every two records (58,383 vehicles) representing 53% of the total monthly testing population, were confirmed with direct plate matches with specific wait time entries. Another 25% (28,214 vehicles) were captured within five minutes of an actual plate match.

Per the Department's request a limited analysis was initiated in one station observing LPR performance during peak hours (11 a.m. to 2 p.m.) which revealed 49% percent of the vehicles were matched with the LPR data, another 41% were tested within five minutes of the previous match. Further, an additional 4% were tested within 5-7 minutes of a match and 3% were tested within 7-9 minutes of a match.

While not complete, this analysis of Envirotest's procedure to capture wait times of vehicles with unmatched plates was based on applying a five minute algorithm to the begin test time of the vehicle and matching it against the LPR time from the previous vehicle whose plate had been matched. This resulted in a value very close to the actual wait time of that unmatched vehicle.

The match rate percentages cited here are more dependent on the placement of the plate by vehicle owner than on the technology being utilized. Our observations have revealed that when the plate is not obstructed and placed in proper (not windows) location, the match rate for the LPR is significantly higher (approximately 84-85%). While there were no efforts during this period to enhance LPR performance, the Connecticut results were well within the accuracy range evidenced by the Colorado study.

RECOMMENDATION

Based on the Colorado study and the Connecticut data from more than 111,000 test records, Envirotest would recommend contract wait time penalties be determined using the station wait time reports from the LPR data analysis now available on the Connecticut host. This same data can now be displayed, real time, on the DMV terminals connected to the Envirotest host.

Envirotest would provide the following with CT93:

- The original I/M 240 system wait time entry on the VIR will be in place for the CT93 start-up.

- The matched wait times will be used to okay all contractual penalties. On an hourly basis actual matched wait times will be averaged and applied to all vehicles tested during that hour. That is, if the average wait time for the matched vehicles is 50 minutes for a period, then that time shall be applied to all vehicles tested at that location for that period for the purpose of applying a performance penalty.

- Within 60 days after start-up, we will provide a modification for the state to review and test. (We are currently analyzing the seven and nine minute arrival data to determine what gains might be made by modifying the algorithm). This modification will change the VIR information to include wait times based upon calculations which use the LPR time from an immediately previous matched test. Hence, like the I/M 240 test, if there is a direct match on the vehicle it will show on the VIR from the inception of the program. Envirotest will develop an alternative method for the Department's review and approval to apply when no match is made.

- The estimated time based on a previous LPR matched reading will be denoted on the VIR with whatever symbol the Department wishes.

- Vehicles for which no actual or estimated match can be calculated will be noted with an appropriate message in the wait time field.

Envirotest believes this proposed method provides accurate measurement for the purpose of contract penalty enforcement.

2.   SAFETY & EMISSIONS IDENTIFICATION

ISSUE: The Department requested Envirotest to clearly identify lanes being used for combined safety and emissions testing.

RESPONSE:     Envirotest agrees to clearly identify lanes being used for the combined safety and emissions lanes with signage in the queue and on the facility.

3.   SAFETY AND EMISSIONS TESTING

ISSUE: The Department indicated it does not want emissions-only tests being performed in the combined safety and emissions lane(s) unless there are no vehicles waiting for safety tests to be performed. Further, it is the Department's position that if Envirotest agreed to this condition there would be no calculation of the combined safety and emissions lane into the wait time calculation.

                                   EXHIBIT E

                                ADDITIONAL DATA

Description                                Mnemonic
-----------                                --------
Special test indicator                     V_TEST
Fee Override Flag                          V_LATE_OVER
Record Type                                V_WAIV_STATUS
Emissions/Purge Requirements               V_EM_PU_REQ
Composite HC reading                       V_HC
Composite CO reading                       V_CO
Composite C02 reading                      V_CO2
Composite NO reading                       V_NO
Opacity reading                            V_OPAC
Opacity test mode                          V_OPAC_MODE


                                   EXHTBIT F

                     PROPOSED ASM EMISSIONS TRAINING PLAN
                              FOR LANE INSPECTORS


WEEK #1
-------

Training completed in station by station management. Twenty total hours based on four hours per day, five days a week. Plan includes orientation

                    Day #1
                    ------
                 -  Tour of station
                 -  Introduction to staff,
                 -  Completion of appropriate H.R. forms,
                 -  Review of dress code
                 -  Review of safety equipment,
                 - Review of job safety i.e. lane safety equipment hazards, proper lifting techniques and use of a portable fire extinguisher.
                 -  Review of pay scale and performance appraisal
                 -  Review of job description/requirements
                 -  Review clock procedures


                    Days #2-5
                    ---------
                 -  Introduction to station trainer
                 -  Review of safety rules
                 -  Clean as you go standards
                 -  Introductioa to employees
                 -  Lane Operation
                 -  Type of test
                 -  Introduction to cash procedures
                 -  Introduction to verification of Drive & Transmissions
                 -  Introduction to computer and entrys
                 -  Introduction to dynamometer and trainiag

WEEK #2
-------

Training completed in station by program emissions trainer. Ten total hours of training, based on five hours per day, two days a week.

                 -  Operating Procedures of gas
                 -  Principles of Operating a Gas Analyzer
                 -  Fire Control
                 -  First Aid - Emergency Aid
                 -  Cash
                 -  Gas Cap
                 -  Customer Service
                 -  Customer Awareness
                 -  Emission Theory
                 -  Lane Safety
                 -  Lane Control

                                   EXHIBIT G
                              INSPECTOR TRAINING

[LOGO]  ENVIROTEST                                               [LOGO]
        SYSTEMS                                               CONNECTICUT
                                                            WORKING TOGETHER
                                                                  FOR
                                                               CLEAN AIR

-------------------------------------------------------------------------------
                            ENVIROTEST TRAINING
-------------------------------------------------------------------------------

This training outline will be used for the training of Station Managers, Assistant Station Managers and Supervisory Personnel (Lead Lane personnel). Training will be provided by Envirotest to assume the role and completion of all duties of the DMV Inspectors at each of the inspection facilities. Each Station Management Team will undergo training classes focusing on the policies and procedures associated with these new contract activities including the following:
          Issuing New Vehicle Stickers
          Issuing Exempt Stickers
          Emissions Waivers / Denials
Guidelines and procedures for these activities have been established and must be followed by all personnel involved in the process. The forms associated with these new tasks will be new to all personnel and must be correctly filled out for sticker tractability.

The guidelines to be utilized for this training are as follows:
NEW VEHICLE STICKERS- These stickers will be provided for vehicles which are less than 1 year old and have not received a sticker in the mail with their permanent registration. A registration check may be required to verify the transaction date of the registration for that vehicle. A registration check may also be required on vehicles that are less than 1 year old and have had their windshield replaced. Envirotest will not use a replacement sticker for these vehicles because there will be no previous test record. When a replacement sticker has been issued, Envirotest personnel will complete a paperwork log.

Training for New Vehicle Stickers shall include:
          Explanation of New Vehicle Stickers
          When New Vehicle Stickers are to be used
          What documentation is necessary to apply for a New Vehicle Sticker How to complete Envirotest's documentation and log form

EXEMPT STICKERS- These stickers will be used for vehicles which fall into the exempt categories as defined by the DMV. Currently, exempt vehicles are those that are 25 years old or older, or weigh 10,001 pounds G.V.W. or more, or are solar or electric powered, or are registered as farm vehicles. When an exempt sticker has been issued, Envirotest personnel will complete a paperwork log.

Training for Exempt Vehicle Stickers shall include:
          Explanation of Exempt Vehicle Stickers
          When New Vehicle Stickers are to be used
          What documentation is necessary to apply for an Exempt Vehicle Sticker How to complete Envirotest's documentation and log form

WAIVER STICKERS
A waiver permits a customer whose vehicle has not meet emissions standards, to register and operate a vehicle. This section outlines the correct procedure for issuing an emissions waiver.

     WAIVER STICKERS- All customers that have had their vehicle fail their emissions inspection at least twice will be advised by the position 3 inspector to the park the vehicle in the parking area and see Station Management to apply for a waiver. To be eligible for a waiver the customer must have two failed VIRs with them at the time of the waiver application. The customer must also show that $125.00 or $250.00 (depending on year of vehicle) was spent on emissions related repairs. Those repairs must also pertain to the diagnostic conditions which caused the vehicle to fail. Expenditures for replacement of, and repairs to pollution control devices that have been tampered with can not be counted toward the repair limit. To be eligible for a waiver the vehicle must have all of its factory-equipped emissions control components intact. Station Management will inspect the vehicle to make sure all of the required pollution control devices are property connected. Vehicles with less than 24,000 miles or are less than 2 years old are not eligible for a waiver unless the warranty claim is denied in writing by the franchise dealer. When a waiver sticker has been issued, Envirotest personnel will complete a paperwork log.

     Training for Waiver Stickers shall include:
          Explanation of Waiver Stickers
          When Waiver Stickers are to be used
          What documentation is necessary to apply for a Waiver Sticker How to complete Envirotest's documentation and log form

     The section of the class that will focus on waivers, will be taught by Envirotest personnel who have undergone training from a licensed ASE Instructor. This training will include instruction on the principals of engine and emission components and their functions. Additionally Envirotest training personnel will complete a 4 hour course at a repair facility. Emission Component System (ECS) software will be utilized on the Station Managers P.C. to assist Envirotest personnel in identifying engine components. To utilize the ECS software, Envirotest personnel will enter the vehicle make, model and year of manufacture. The ECS software will provide a picture of the subject vehicle's engine and location of the factory equipped pollution control devices. It will aid Envirotest in identifying which components are connected, which components have been removed, and assure that all factory equipped pollution control devices are in place before a waiver is issued. The database for the ECS software will be periodically updated by Envirotest to be kept current with changes in emission components due to vehicle make, model and year of manufacture.

     Training for Waivers shall include:
          The Waiver Process and Procedure
               Conditions for a Waiver
               Repair Expenditures
               Acceptable receipts / Non acceptable receipts Minimum acceptable information on receipts Owner performed repairs
               Inspection of Pollution Control Devices
               Conditions of Warranty Coverage
          Waiver Equipment Inspection
               Acceptable adjustments to idle/air mixtures
               All belts and hoses
               Air cleaner
               Thermostatic air cleaner
               Positive crankcase ventilation system (pcv)
               Air pump or Air injection system
               Catalytic converter inspection
               Fuel filler restrictor
               Fuel cap
               Exhaust gas recirculation system
               Fuel evaporation canister
               Oxygen sensor
               Spark plus
               Spark plug wires
               Distributor cap
               Rotor
               Condenser
               Choke
               Manual choke
               Idle speed

               Ignition module
               Computer
               Carburetor rebuilding
               New Carburetors
               Air management system

          Other repairs that may or may not correct a problem could be:
               Timing chain or belt
               Head gasket (vacuum leaks)
               Cam timing
               Cam condition
               Lifters
               Piston rings
               Vacuum switches

     WAIVER DEFICIENCY CHECKLIST- This form is completed and provided to the customer when the vehicle is not eligible for an equipment waiver for various reasons. Deficiencies may include: no proof has been submitted that the vehicle has failed both tests; did not meet minimum expenditure requirements; all or part of a pollution control system was missing, not working or improperly connected; vehicle qualifies for the performance warranty and the dealer did not reject the claim in writing; or additional repairs are needed (these will be listed on the form).

     Training for Waiver Denials shall include:
          Explanation of Waiver Denials
          When are Waiver Deficiency Checklists used
          What documentation is necessary to complete a Waiver Deficiency How to complete Envirotest's documentation and log form
          Which forms are to be returned to the customer
          Acceptable receipts / Non acceptable receipts
          Minimum acceptable information on receipts
          Owner performed repairs

In order for Envirotest personnel to become certified to perform the Waiver function, they will be required to complete and pass this class to the satisfaction of the instructor to include passing a written test with a score of not less than 80%.

                                                  MATRIX

---------------------------------------------------------------------------------------------------
   YEARS         ASM(0)       ASM(0)     CAT. CONVERTOR   GAS CAP    GAS CAP     OBD II     WAIVER
               (BIENNIAL     (ANNUAL         INSP.        PRESENCE   FUNCTION
                  TEST)        TEST)
---------------------------------------------------------------------------------------------------
1968-1970                       X                             X                              125
---------------------------------------------------------------------------------------------------
1971-1974                       X                             X          X                   125
---------------------------------------------------------------------------------------------------
1975-1980                       X             X(1)            X          X                   125
---------------------------------------------------------------------------------------------------
1981-1986        X                            X(1)            X          X                   250
---------------------------------------------------------------------------------------------------
1987-1995        X                            X(2)            X          X                   250
---------------------------------------------------------------------------------------------------
1996+            X                            X(2)            X          X         X(3)      250
---------------------------------------------------------------------------------------------------

(0) Per contract with contractor, idle tests to be performed on certain vehicles unable to be tested by ASM procedure.

(1) For all light duty passenger vehicles.

(2) For all applicable vehicles LESS THAN 8,500 lbs GVWR.

(3) Per Federal regulations.

                       ADDITIONAL TERMS AND CONDITIONS

                                    OF

SECOND AMENDMENT TO CONTRACT BETWEEN THE STATE OF

CONNECTICUT AND ENVIROTEST SYSTEMS CORP. FOR THE

ESTABLISHMENT AND OPERATION OF MOTOR VEHICLE INSPECTION

PROGRAM FACILITIES FOR THE STATE CONNECTICUT, DATED APRIL 14,

1994, AS AMENDED BY AMENDMENT EFFECTIVE OCTOBER 22, 1997


1. All words and phrases in this amendment which are capitalized shall have the meanings stated in Exhibit B of the Contract. As used herein, "Contract" means the Contract, as amended by the amendment effective October 22, 1997 and as amended by this amendment. As used herein, "First Amendment" means the amendment to the Contract effective October 22, 1997.

2. Contractor will provide and pay for an additional six (6) four-wheel drive dynamometers as follows: two (2) in the Darien facility and one (1) each in the Taftville/Norwich facility, the Danbury facility, East Windsor facility and the Bridgeport facility. The Contractor will add an additional six (6) four-wheel drive dynamometers into those lanes identified and mutually agreed to by the State and Contractor. Four-wheel drive dynamometer procurement and installation will begin within thirty (30) days after the effective date of this agreement and will be

                               -1-
                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------
completed in all lanes May 31, 1999 subject unless the State agrees to an extension to time. The Contractor agrees to provide to the State a monthly report on its installation progress. The provisions of this subparagraph (b) are subject to the provisions of Section 3.0 of Exhibit E of the Contract.

3. Exhibit C, page 4, of the Contract regarding the description of the network sites and facilities was replaced in its entirety by a table set out as Exhibit B to the First Amendment. This replacement table is deleted in its entirety and in place of such table is substituted the table set out in the Exhibit A attached to this amendment.

4. Section 9.0 of Exhibit C of the Contract, which is set forth in the First Amendment is hereby deleted in its entirety and replaced with the following:

      "9.0 NETWORK AND FACILITIES

      Contractor shall provide equipment and properly staff and operate a network of twenty-five (25) stations. The Contractor shall not be required to construct or operate a facility in Fairfield County other than the facilities set forth in Exhibit A to this amendment.

      However, the Contractor agrees to build, equip and pay for five (5) additional lanes all of which are reflected in Exhibit A to this amendment so that the total number of lanes after the lanes have been built will be 92.
If for any reason or

                                 -2-
                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------
cause unforeseen the building of any of such lanes is not feasible or not permitted, the Contractor may with the approval of the State add lanes at other stations to achieve the total of five (5) new lanes.

      By no later than January 31, 1999, (but subject to the provisions of Section 3.0 of Exhibit E of the Contract) unless the State agrees in writing to extend such time, if any of such additional lanes are not operational or in substantial progress (other than the Taftville lane which shall be operational or in substantial progress by May 31, 1999), the State has the right to seek equitable adjustment in the test fee set forth in paragraph 12 of the First Amendment, which test fee has been agreed to, in part, on the basis of Contractor's operation of a 92 lane network, so long as in the determination of such equitable adjustment, all network and operation issues relating to incremental expenditures undertaken by Contractor in performance of the Contract are taken into account if such expenditures arise out of the absence of the Lanes.

5. Section 13.0 of Exhibit C of the Contract, which is set forth in the First Amendment, is hereby deleted in its entirety and replaced with the following:

     "13.0 SERVICE TO THE PUBLIC

     For the purposes of Exhibit C, section 11.0, of the Contract, (as contained in paragraph 21 of the First Amendment) the station and all Lanes at:

                              -3-
                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------

     (a) Taftville/Norwich shall be excluded from all wait time calculations and standards for so long as safety inspections are performed by the Contractor at that station, but only until the additional lane in Taftville/Norwich as set forth in Paragraph 2 of this Amendment has been completed and has been operational for fifteen (15) days; and

     (b) Darien and Norwalk shall be excluded from all wait time calculations and standards until such time as the three (3) additional lanes at the Darien facility as set forth in Paragraph 2 of this Amendment have been operational for fifteen (15) days.

If, despite good faith efforts by Contractor, twelve (12) months after the effective date of this amendment either the Taftville/Norwich facility or the Darien facility has not been or is not in the process of being permitted or zoned for a three (3) lane facility for Taftville/Norwich or a eight (8) lane facility in Darien, the parties agree to then negotiate in good faith a mutually acceptable amended wait time calculation and standard to be applicable to the Norwalk and/or Darien stations not then completed. If no such agreement is reached between the parties, then at the written request of either party, the matter shall be resolved in accordance with the provisions of Section 12.0 of Exhibit E of the Contract.

     These exclusions shall not relieve the Contractor of responsibility to continue to use reasonable efforts to avoid habitual and excessive delays at the above-mentioned facilities; to maintain an operational wait time system at the facilities, in

                                 -4-
                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------
accordance with Exhibit C, section 11.0 of the Contract (as contained in paragraph 21 of the First Amendment) to comply with section 3.K.6 of the Technical Specifications; and to keep the public entering the facilities informed as to estimated wait times, as provided by the Contract. With respect to all other facilities and Lanes, the provisions of Exhibit E, sections 18.0 and 19.0, of the Contract shall remain in full force and effect."

6. In the event that payment is due the Contractor for termination of the Contract for any reason whatsoever, the payment to the Contractor for the buildings constructed and the equipment purchased to carry out the terms of this amendment shall be calculated on the basis that the completion date for such was July 1, 1995.

7. The Contract is hereby supplemented by the addition of the following Section Exhibit E of the Contract

       "30.0 PENALTY ASSESSMENT

       In the event that the State intends to assess against the Contractor any penalties, including but not limited to, wait time penalties as set forth in Section 18.0 of Exhibit E of the Contract or penalties for improper inspections as set forth in Section 20.0 of Exhibit E of the Contract, the State shall give the Contractor 14 days' notice of such intent. During such 14 day period, if the Contractor gives notice to the State, the Contractor and the State shall meet to discuss and try to determine the validity of the penalties. The State shall not have the right to withhold any fees or payments due the Contractor until the end of such 14 day period.

8. All provisions of the Contract not specifically amended or superseded by the provisions of this amendment shall remain in full force and effect.

9.    This amendment shall not become effective unless and until

      (a) it is approved as to form by the Office of the Attorney General of the State of Connecticut; and

      (b) an amendment to the safety contract between the parties is executed and takes effect concurrent with this amendment.

                                -6-
                                                             [Illegible] DMV
                                                             ---------------
                                                             [Illegible] ENV
                                                             ---------------

                                  EXHIBIT A
                        ASSIGNMENT OF EMISSIONS SITES

 Site No.          Address               Number of Lanes
--------------------------------------------------------------------------
   1        Norwalk Station*                 2
            6 Willard Road
            Norwalk, CT 06851

   2        Danbury Station                  5
            14 Plumtrees Road
            Danbury, CT 06810

   3        Waterbury Station                4
            2038 Thomaston Avenue
            Waterbury, CT 06720

   4        Winsted Station                  2
            154 Torrington/Winsted Rd.
            Winchester, CT 06098

   5        Stratford Station                5
            885 Woodend Road
            Stratford, CT 06497

   6        North Haven Station              7
            25 Stillman Road
            North Haven, CT 06851

   7        Willington Station               2
            81 River Road
            Willington, CT 06279

   8        Farmington Station               4
            1536 New Britain Avenue
            Farmington, CT 06032

   9        Middletown Station               2
            1885 S. Main St. (Rt. 17)
            Middletown, CT 06457

  10        Old Saybrook Station             2
            5 Custom Park Drive
            Old Saybrook, CT 06475

  11        Brooklyn Emissions Station       2
            15 South Main Street
            Brooklyn, CT 06234

  12        East Hartford Station            4
            160 Tolland Turnpike
            East Hartford, CT 06108

  13        Groton Station                   2
            479 Gold Star Hwy. (Rt. 184)
            Groton, CT 06340


 Site No.          Address               Number of Lanes
--------------------------------------------------------------------------
  14        East Windsor Station              3, plus 1 to be constructed*
            North Road (Rt. 140) Road
            East Windsor, CT 06088

  15        Taftville/Norwich Station         2, plus 1 to be constructed*
            520 Norwich Avenue
            Taftville, CT 06380

  16        Bloomfield Station                3
            110 Granby Street
            Bloomfield, CT 06002

  17        Newington Station                 4
            261 Pascone Place
            Newington, CT 06111

  18        Darien Station                    5, plus 3 to be constructed*
            I-95 Southbound
            Darien, CT 06820

  19        Beacon Falls Station              2
            37 Lancaster Drive
            Beacon Falls, CT 06403

  20        Bridgeport Station                7
            44 River Street
            Bridgeport, CT 06604

  21        Thomaston Station                 3
            401 McMahon Drive
            Thomaston, CT 06787

  22        Manchester Station                5
            161 Sheldon Road
            Manchester, CT 06045

  23        Southington Station               5
            64 Robert Porter Road
            Southington, CT 06489

  24        East Lyme Station                 3
            15 Capitol Drive
            East Lyme, CT 06333

  25        North Windham Station             2
            4 Commerce Drive
            North Windham, CT 06256

*See section 9.0 of Exhibit C of the Contract as amended.